UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  July 4, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 4, 2023, OpGen, Inc. (the “Company”) entered into a Standstill Agreement (the “Standstill Agreement”), by and among Curetis GmbH, the Company’s wholly owned subsidiary, as borrower (“Curetis”), the Company and Ares Genetics GmbH, the Company’s wholly owned subsidiary, as guarantors (collectively, the “Guarantors”), and the European Investment Bank, as lender (“EIB”), relating to that certain Finance Contract, originally dated December 12, 2016, as amended, by and between Curetis and EIB (the “Finance Contract”). Pursuant to the Standstill Agreement, the EIB agreed that, with respect to each default or event of default relating to €3 million in principal plus accumulated interest that (i) was due and payable on June 22, 2023 (the “Tranche”) under the Finance Contract and (ii) continues to exist as of the date of the Standstill Agreement, the EIB would not take any action or exercise any right under the Finance Contract, including, but not limited to, any right of acceleration or termination, until the earlier of the entry into a definitive agreement for the restructuring of the Tranche and November 30, 2023 (the “Standstill Period”). As a condition of entering into such Standstill agreement, Curetis paid the EIB a partial payment of interest on the Tranche of €1 million on June 22, 2023. In addition, Curetis agreed to certain undertakings during the Standstill Period, including to deliver a rolling cash flow forecast on a bi-weekly basis and cause a third party restructuring expert to prepare and deliver a restructuring opinion to the EIB. The EIB may terminate the Standstill Agreement upon notice to Curetis if, among other customary termination rights, Curetis or the Guarantors fail to comply (following applicable cure periods) with any undertakings in the Standstill Agreement, the third party expert determines that there are no prospects for a successful restructuring of the Tranche and that it therefore will be unable to issue a restructuring opinion, or the cash flow forecast shows a negative liquidity shortfall during the specified period.

The Finance Contract contains other customary representations, warranties and covenants of Curetis and the Guarantors. The foregoing summary of the Standstill Agreement does not purport to be complete and is subject to, and qualified in its entirety by the complete text of the Standstill Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10..1	Standstill Agreement, dated July 4, 2023, by and between OpGen, Inc. and the Investor.*
10.2

Finance Contract, as amended and restated pursuant to the First Amendment and Restatement Agreement dated May 20, 2019 and the Second Amendment and Restatement Agreement dated as of July 9, 2020, by and between the European Investment Bank and Curetis GmbH (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 13, 2020).

10.3

Guarantee and Indemnity Agreement, dated as of July 9, 2020, by and between European Investment Bank and the Company (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on July 13, 2020).

10.4

Guarantee and Indemnity Agreement, dated as of July 9, 2020, by and between European Investment Bank and Ares Genetics (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on July 13, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 5, 2023	OpGen, Inc.

	By:	/s/ Albert Weber
		Name:	Albert Weber
		Title:	Chief Financial Officer